                                                                Exhibit (d)(iii)


            FORM OF INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A



FUND                                                FUND EFFECTIVE DATE
----                                                -------------------

Schwab 1000 Fund                                    April 2, 1991

Schwab Short/Intermediate                           November 4, 1991
  Government Bond Fund

Schwab California Long-Term                         February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                           July 30, 1992
  Bond Fund

Schwab Long-Term Government                         March 1, 1993
  Bond Fund

Schwab Short/Intermediate Tax-Free                  March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                March 1, 1993
  Tax-Free Bond Fund

Schwab Yield Plus Fund                              July 21, 1999




                                      SCHWAB INVESTMENTS


                              By:          _______________________
                              Name:        William J. Klipp
                              Title:       Executive Vice President,
                                           Chief Operating Officer and Trustee


                                      CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


                              By:          ________________________
                              Name:        Steven B. Ward
                              Title:       Senior Vice President and
                                           Chief Investment Officer
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                           FORM OF AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND                                                     FUND EFFECTIVE DATE
----                                                     -------------------

SCHWAB 1000 FUND                                         APRIL 2, 1991
----------------

The annual graduated fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE GOVERNMENT BOND FUND           NOVEMBER 4, 1991
----------------------------------------------

The annual graduated fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND           FEBRUARY 20, 1992
----------------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB LONG-TERM TAX-FREE BOND FUND                      JULY 30, 1992
-----------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND             MARCH 1, 1993
--------------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB LONG-TERM GOVERNMENT BOND FUND                    MARCH 1, 1993
-------------------------------------

The annual fee, payable monthly, is 0.41% of the
Fund's average daily net assets.
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SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND  MARCH 1, 1993
-------------------------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB YIELD PLUS FUND                                   JULY 21, 1999
----------------------

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets of $500 million or less and 0.30% of the Fund's average daily net assets over $500 million.

                                SCHWAB INVESTMENTS


                                By:          _________________
                                Name:        William J. Klipp
                                Title:       Executive Vice President,
                                             Chief Operating Officer and Trustee



                                CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


                                By:          ____________________
                                Name:        Stephen B. Ward
                                Title:       Senior Vice President and
                                             Chief Investment Officer